Exhibit 99.1

PRESS RELEASE

Holly Energy Partners, L.P. Announces Pricing of $500 Million of Senior Notes Due 2028

DALLAS, TX, January 21, 2020 — Holly Energy Partners, L.P. (NYSE: HEP) (the “Partnership”) announced today that it and its wholly owned subsidiary, Holly Energy Finance Corp. (together with the Partnership, the “Issuers”), have finalized the terms of their previously announced offering of $500 million in aggregate principal amount of 5.0% senior notes due 2028 (the “2028 Notes”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) to eligible purchasers (the “Offering”). The 2028 Notes will be issued at a price equal to 100% of the principal amount thereof. The 2028 Notes will initially be fully and unconditionally guaranteed on a senior unsecured basis by the Partnership’s existing wholly owned subsidiaries (other than Holly Energy Finance Corp. and certain immaterial subsidiaries). The Partnership intends to use the net proceeds from the Offering, together with borrowings under its revolving credit agreement, to fund the previously announced conditional redemption of all of the Issuers’ currently outstanding 6.0% senior notes due 2024 (the “2024 Notes”) and pay related expenses. The Offering is expected to close on February 4, 2020, subject to customary closing conditions.

The 2028 Notes and the related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The 2028 Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release is not intended as a notice of redemption of the 2024 Notes. Any such notice will be given to holders of the 2024 Notes in a manner prescribed in the indenture governing those notes.

About Holly Energy Partners, L.P.

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HollyFrontier Corporation subsidiaries. The Partnership, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude gathering pipelines, tankage and terminals in Texas, New Mexico, Washington, Idaho, Oklahoma, Utah, Nevada, Wyoming and Kansas as well as refinery processing units in Kansas and Utah.

Cautionary Statement Regarding Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct.

When considering forward-looking statements, you should keep in mind the known material risk factors and other cautionary statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019, and September 30, 2019, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Risk Factors.” All forward-looking statements included in this press release and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Craig Biery

Director, Investor Relations

or

Trey Schonter

Investor Relations

Holly Energy Partners, L.P.

214-954-6511